Exhibit 99.1

Contact:

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

Phone: (617) 542-5300

cyno@investorrelations.com

Cynosure Acquires Aesthetic Laser Business of HOYA ConBio

Transaction Further Strengthens Cynosure’s Product Platform with Addition of

Proprietary Q-Switched Nano-Second Laser Technology;

Management to Discuss Transaction in Conference Call at 9:00 a.m. (ET) Today

Westford, Mass., June 28, 2011 – Building on its reputation as a global technology leader in laser and light-based aesthetic systems, Cynosure, Inc. (NASDAQ: CYNO) today announced that it has acquired the assets of the aesthetic laser business of HOYA ConBio®, a wholly owned subsidiary of Japan-based HOYA Corporation (TSE code: 7741), for $24.5 million in cash. Hoya ConBio is based in Fremont, California.

The acquisition expands Cynosure’s broad product portfolio with the addition of HOYA ConBio’s proprietary PhotoAcoustic energy technology, which uses high-speed energy waves to penetrate the skin in nanoseconds, minimizing the amount of heat in each procedure. HOYA ConBio has an installed base of more than 3,200 aesthetic laser systems worldwide. For the fiscal year ended March 31, 2011, HOYA ConBio generated revenue of $23.9 million from aesthetic applications, approximately 80% of which was derived from outside of the United States. HOYA ConBio’s aesthetic laser business has been profitable for the past two years.

“We believe that this acquisition will create significant new opportunities for us to grow our market share in popular aesthetic indications such as skin rejuvenation and tattoo removal, while allowing efficiencies that enable Cynosure to enhance its profitability,” said Michael Davin, Cynosure’s president and chief executive officer. “Excluding any acquisition-related expenses, we expect this transaction to be accretive to earnings in 2012.”

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“With a large global installed base and an outstanding reputation for reliability, HOYA ConBio’s proprietary Q-Switched laser technology further broadens our comprehensive technology lineup, complementing our portfolio of Alexandrite, YAG, pulse dye, and intense pulsed light products,” Davin said. “We also believe that the acquisition: offers substantial cross-selling and marketing opportunities; creates new distribution channels; provides an opportunity to expand our direct sales in certain overseas markets; and allows us to leverage HOYA ConBio’s technology development resources to develop future products that incorporate the aesthetic technologies of the combined company.”

HOYA ConBio’s Q-Switched Nd: YAG technology is designed to treat a broad range of high-volume applications, including skin rejuvenation, skin toning, multi-color tattoo removal, wrinkle and acne scar reduction, pigmented lesions and vascular lesions.

Under the terms of the transaction, Cynosure acquired all of the assets, including the intellectual property, and assumed the trade payables and warranty obligations of HOYA ConBio’s aesthetic laser business. The acquisition encompasses both the U.S.-based aesthetic laser business, headquartered in Fremont, California, which manages HOYA ConBio’s North America business and independent distributors in the Asia Pacific region, and HOYA ConBio’s European aesthetic laser business. Based in Courtaboeuf Cedex, France, the European business oversees independent distributors in Europe, Africa and the Middle East. HOYA ConBio’s aesthetic laser business employs approximately 50 people, all of whom have been offered positions with Cynosure.

“HOYA ConBio’s aesthetic laser products are supported by a dynamic organization, and we are delighted to welcome these talented employees to Cynosure,” Davin said. “We believe that this complementary acquisition will enable us to continue to strengthen our international presence, increase critical mass and leverage the brand equity and relationships established by HOYA ConBio over two decades in the aesthetic laser industry.”

As part of a transition services agreement, Cynosure will assist in the manufacture of components, parts and accessories of HOYA ConBio’s dental laser business for six months. Following that period, the manufacturing responsibility will transfer to HOYA Corporation.

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The acquired aesthetic laser assets include:

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MedLite® C series: A Q-Switched Nd:YAG dual-wavelength system designed to be easy-to-use, with minimal downtime or patient discomfort, across a range of applications, including facial wrinkles, acne scars overall skin rejuvenation, multi-color tattoos, sun spots, brown spots and uneven skin tone. The MedLite’s PhotoAcoustic effect combines high power and nanosecond pulse widths to deliver peak energy throughout the layers of the epidermis faster than the normal relaxation time of the tissue.

•

RevLite®: Built on the same platform as the MedLite C6, RevLite is the next generation of Q-switched laser technology — a multi-purpose, multi-wavelength aesthetic laser that offers up to 60 percent more power than the MedLite C6.

•

DermaSculpt: An Erbium:YAG laser that delivers the 2940 wavelength in three treatment modes, enabling practitioners to: improve superficial irregularities in tone, texture and pigment; stimulate collagen remodeling; and target individual lesions and other irregularities.

•

V-Raser®: a compact, diode laser designed to treat vascular lesions, including facial telangiectasias. The 980 nm wavelength delivers safe, effective treatment of common high-flow blood vessels, including red and blue vessels, especially on the face.

Leerink Swann LLC acted as financial advisor to Cynosure. Wilmer Cutler Pickering Hale and Dorr LLP acted as legal advisor.

Acquisition Conference Call

Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today to discuss the acquisition. Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the company’s website.

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About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and pigmented lesions, rejuvenate the skin, liquefy and remove unwanted fat through laser lipolysis and reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulse dye, Q-switched, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991. For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including those related to the market potential associated with the assets that Cynosure has acquired and Cynosure’s ability to integrate those assets into its business, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the global economy and lending environment and their effects on the aesthetic laser industry, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

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